Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1 415 773 5700 orrick.com

April 20, 2017

JMP Group LLC

JMP Group Inc.

JMP Investment Holdings LLC
600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Re:	Registration Statement on Form S-3
Filed April 20, 2017

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), as may be amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by JMP Group LLC, a Delaware limited liability company (“JMP LLC”), JMP Group Inc., a Delaware corporation (“JMP INC.”) and JMP Investment Holdings LLC, a Delaware limited liability company (“Holdings”) (JMP LLC, JMP INC. and Holdings, collectively or individually, as applicable, are the “Company”), of the following securities in the aggregate amount of up to $150,000,000 or the equivalent thereof in one or more foreign currencies: (a) common shares of the Company (the “Common Stock”), including Common Stock that may be issued upon conversion of Preferred Stock, Debt Securities or the Warrants (all of the foregoing are defined below); (b) preferred shares of the Company (the “Preferred Stock”), including Preferred Stock that may be issued upon conversion of the Debt Securities or the Warrants; (c) senior and subordinated debt securities of the Company (collectively, the “Debt Securities”); (d) guarantees of the Debt Securities (the “Guarantees”); (e) warrants to purchase Common Stock, Preferred Stock and Debt Securities (collectively, the “Warrants”); (f) rights to purchase Common Stock, Preferred Stock and Debt Securities (collectively, the “Rights”); and (g) units of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights, in any combination, together or separately (collectively, the “Units”).

The offering of the Common Stock, Preferred Stock, Debt Securities, Guarantees, the Warrants, the Rights and the Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement, as may be supplemented from time to time by one or more supplements (the “Prospectus”). The Debt Securities may be issued pursuant to indenture between the Company and U.S. Bank National Association in the form included as Exhibit 4.2 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities, the Guarantees, the Rights and the Warrants, and the validity of the Common Stock, the Preferred Stock and the Units.

Exhibit 5.1

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have assumed that the Indenture, any warrant agreement relating to the Warrants, any rights agreement relating to the Rights, any unit agreement relating to the Units and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (a) any agreement or instrument to which the Company or its properties is subject; (b) any law, rule or regulation to which the Company is subject; (c) any judicial or regulatory order or decree of any governmental authority; or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on and subject to the foregoing, and assuming that: (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement, which will comply with all applicable laws, will have been prepared and filed with the Commission describing the Securities offered thereby; (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (f) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1.     The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

2.     The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; and (b) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto.

3.     The Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) and the Guarantees will constitute legally valid and binding obligations of the Company at such time as: (a) the Indenture has been duly authorized, executed and delivered by the Company and U.S. Bank National Association; (b) such trustee is qualified to act as trustee under such Indenture; (c) the forms and the terms of the Debt Securities and the Guarantees and their issuance and sale have been approved by appropriate action of the Company and the Debt Securities and the Guarantees have been duly executed, authenticated and delivered by the Company in accordance with the Indenture; (d) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (e) the Debt Securities and the Guarantees have been issued and sold as contemplated by the Registration Statement, the Prospectus and any prospectus supplement relating thereto and the Indenture.

4.     The Warrants will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Warrants and their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

Exhibit 5.1

5.     The Rights will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Rights and their issuance and sale have been approved by appropriate action of the Company and the applicable rights agent; and (b) the Rights have been duly executed, authenticated and delivered in accordance with the applicable rights agreement.

6.     The Units will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Units and their issuance and sale have been approved by appropriate action of the Company and the applicable units agent; and (b) the Units have been duly executed, authenticated and delivered in accordance with the applicable units agreement.

The opinions set forth in paragraphs (3) through (6) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to, or affecting the rights of, creditors generally; (b) the general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) the provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to laws other than the laws of the State of California, the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act with respect to the opinions set forth above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP